UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2016 (March 17, 2016)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2016, Nasdaq, Inc. (“Nasdaq”) entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Mizuho Bank (USA), Nordea Bank Finland Plc, New York Branch, Investment Banking, Skandinaviska Enskilda Banken AB (publ) and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers, JPMorgan Chase Bank, N.A., Mizuho Bank (USA), Nordea Bank Finland Plc, New York Branch, Investment Banking, Skandinaviska Enskilda Banken AB (publ) and Wells Fargo Bank, National Association, as syndication agents, and TD Bank, N.A. and HSBC Bank USA, N.A., as documentation agents.

The Credit Agreement provides for a $400 million senior unsecured term loan facility (the “Credit Facility”). The loans under the Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the Base Rate (or other applicable rate with respect to non-dollar borrowings), plus an applicable margin that varies with Nasdaq’s debt rating. The Credit Agreement includes an option for Nasdaq to propose an increase in the aggregate amount by up to $200 million, subject to the consent of the lenders funding the increase and certain other conditions. The Credit Facility will be used for general corporate purposes, including acquisitions, share repurchases, the payment of transaction costs and the repayment of outstanding loans under Nasdaq’s existing revolving credit agreement, dated as of November 24, 2014.

The Credit Agreement contains financial and operating covenants. Financial covenants include a minimum interest expense coverage ratio and a maximum leverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by Nasdaq’s subsidiaries, (ii) liens on assets of Nasdaq and its subsidiaries, (iii) entering into affiliate transactions, (iv) the disposition of assets by Nasdaq and its subsidiaries and (v) the payment of dividends in respect of Nasdaq’s capital stock.

The Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on November 25, 2019. Amounts borrowed under the Credit Agreement may be prepaid at any time without premium or penalty. As of March 17, 2016, loans in an aggregate principal amount of $400 million were drawn under the Credit Facility.

A copy of the Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Credit Facility herein is qualified in its entirety thereby.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 17, 2016, among Nasdaq, Inc., the various Lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASDAQ, INC.

By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

Date: March 22, 2016